Limited Power of Attorney - Securities Law Compliance

I, as an officer or director of SVB Financial Group and subsidiaries, appoint Mary Dent, Annie Loo and Lisa Bertolet, and each of them, my true and lawful attorney-in-fact and agent to complete and execute Forms 144, Forms 3, 4 and 5 and other forms as the attorney determines in his or her discretion are required or advisable pursuant to Rule 144 under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934
(as amended) or the Securities and Exchange Commission s rules and regulations, or any successor laws or regulations, as a consequence of my ownership, acquisition or disposition of securities of SVB Financial Group, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, and other person or agency as the attorney deems appropriate.
I ratify and confirm all that the attorneys-in-fact and agents do or cause to be done.

This Limited Power of Attorney is executed in Rutherford, CA as of the date below and shall remain effective until July 31, 2012, unless I am no longer required to complete said forms.

Signature


/s/ Garen Staglin

-------------------------
Type or Print Name

Garen Staglin

Dated:  8/30/2011



Witness:

Signature

/s/ Lisa Bertolet
--------------------------
Type or Print Name

Lisa Bertolet

Dated:  9/1/2011